Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2022 Financial Results

Record Loan Growth, Solid Credit Quality, Expanded Net Interest Margin

JACKSON, Miss. – January 24, 2023 – Trustmark Corporation (NASDAQGS:TRMK) reported a loss of $34.1 million, or $0.56 per diluted share, in the fourth quarter of 2022. As previously disclosed, Trustmark agreed to a settlement that, pending court approval, will resolve all current and potential future claims relating to litigation involving the Stanford Financial Group that began in 2009. In the fourth quarter, Trustmark recognized litigation settlement expense of $100.0 million as well as an additional $750 thousand in legal fees, which are included in noninterest expense. The litigation settlement expense reduced fourth quarter net income by $75.6 million, or $1.24 per diluted share. Excluding this expense, Trustmark’s fourth quarter net income totaled $41.5 million, or $0.68 per diluted share. For the full year, Trustmark’s net income totaled $71.9 million, representing diluted earnings per share of $1.17. Excluding the litigation settlement expense, Trustmark’s net income in 2022 totaled $147.5 million, representing diluted earnings per share of $2.40. Please refer to the Consolidated Financial Information, Note 1 – Litigation Settlement and Note 7 – Non-GAAP Financial Measures. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2023, to shareholders of record on March 1, 2023.

2022 Highlights

•
Loans held for investment (HFI) increased $2.0 billion, or 19.1%, in 2022
•
Nonperforming assets declined to 0.55% of loans HFI and held for sale (HFS)
•
Net charge-offs represented 0.01% of average loans in 2022
•
Net interest income FTE totaled $507.1 million, up 17.9% in 2022 to produce a net interest margin of 3.17%, up 41 basis points from 2021
•
Insurance revenue increased 10.7% in 2022 while wealth management remained stable
•
Noninterest income totaled $205.1 million and represented 29.3% of total revenue
•
Noninterest expense, excluding litigation settlement expense, totaled $502.5 million, up 2.7% from the prior year
•
Expanded market optimization efforts with a net reduction of 11 branch offices during the year
•
Continued technology investments to enhance efficiency and productivity

Duane A. Dewey, President and CEO, commented, “We made significant progress across the organization during the year. Loan growth in 2022 was the highest in Trustmark’s history. Credit quality remained strong. Net interest income and the net interest margin were up significantly. Our insurance business posted another record year. We made significant investments in technology, including conversion to a state-of-the-art loan system designed to enhance efficiency and productivity. With all of these positive advancements, our financial results were overshadowed by the litigation settlement. While we expressly deny any liability or wrongdoing with respect to this matter, we believe the settlement is in the best interest of Trustmark and our shareholders as it eliminates risk, ongoing expense and uncertainty. With this matter now behind us, we will focus more intently on the future and the opportunities that are ahead. Trustmark is very well-positioned to serve and expand its customer base and create long-term value for shareholders.”

Balance Sheet Management

•
Loans HFI increased $618.0 million, or 5.3%, during the quarter
•
Investment securities decreased $82.9 million, or 2.3%, linked-quarter as liquidity from maturing security balances was deployed to fund loan growth
•
Total deposits increased $12.5 million, or 0.1%, linked-quarter
•
Maintained strong capital position with CET1 ratio of 9.74% and total risk-based capital ratio of 11.91%

Loans HFI totaled $12.2 billion at December 31, 2022, reflecting an increase of $618.0 million, or 5.3%, linked-quarter and $2.0 billion, or 19.1%, year-over-year. The linked-quarter growth was broad-based and reflected increases in virtually every category. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

As previously disclosed in the third quarter of 2022, Trustmark initiated a cash flow hedging program under which interest rate swaps convert floating rate loans to fixed rate. The intent of the program is to manage the natural asset sensitivity of Trustmark’s balance sheet. As of December 31, 2022, notional balances totaled $825.0 million with a weighted average receive fixed rate of 3.10%.

Deposits totaled $14.4 billion at December 31, 2022, up $12.5 million, or 0.1%, from the prior quarter and down $649.5 million, or 4.3%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 84.5% of total deposits at year end 2022. Noninterest-bearing deposits represented 28.4% of total deposits at December 31, 2022. Interest-bearing deposit costs totaled 0.71% for the fourth quarter, an increase of 51 basis points linked-quarter. The total cost of interest-bearing liabilities was 1.03% for the fourth quarter of 2022, an increase of 72 basis points from the prior quarter.

During the fourth quarter, Trustmark did not repurchase any of its common shares. During the twelve months ended December 31, 2022, Trustmark repurchased $24.6 million, or approximately 789 thousand of its common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2023, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2023. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At December 31, 2022, Trustmark’s tangible equity to tangible assets ratio was 6.27%, while the total risk-based capital ratio was 11.91%. Tangible book value per share was $18.11 at December 31, 2022, down 1.5% from the prior quarter.

Credit Quality

•
Allowance for credit losses (ACL) represented 0.99% of loans HFI and 399.19% of nonperforming loans, excluding individually analyzed loans at year-end
•
Net charge-offs totaled 0.06% of average loans in the fourth quarter

Nonaccrual loans totaled $66.0 million at December 31, 2022, a decrease of $2.0 million from the prior quarter and an increase of $3.3 million year-over-year. Other real estate totaled $2.0 million, reflecting a $985 thousand decrease from the prior quarter and a $2.6 million decline from the prior year. Collectively, nonperforming assets totaled $68.0 million, reflecting a linked-quarter decrease of 4.1% and year-over-year increase of 1.0%.

The provision for credit losses for loans HFI was $6.9 million in the fourth quarter primarily attributable to loan growth and the weakening in the macroeconomic forecast. The provision for credit losses for off-balance sheet credit exposures was $5.2 million in the fourth quarter, primarily driven by increases in unfunded commitments and the macroeconomic forecast. Collectively, the provision for credit losses totaled $12.1 million in the fourth quarter compared to $11.6 million in the prior quarter and a negative $1.6 million in the fourth quarter of 2021.

Allocation of Trustmark’s $120.2 million ACL on loans HFI represented 0.85% of commercial loans and 1.41% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 0.99% at December 31, 2022. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $150.0 million in the fourth quarter, up 7.9% linked-quarter
•
Net interest margin expanded 16 basis points to 3.66% in the fourth quarter

Revenue in the fourth quarter totaled $191.8 million, an increase of 1.6% from the prior quarter and 28.6% from the same quarter in the prior year. The linked-quarter increase primarily reflects higher net interest income offset by lower noninterest income while the year-over-year growth is attributed to higher net interest income offset in part by reduced mortgage banking revenue. In 2022, revenue totaled $699.9 million, an increase of 9.3% from the prior year.

Net interest income (FTE) in the fourth quarter totaled $150.0 million, resulting in a net interest margin of 3.66%, up 16 basis points from the prior quarter. The expansion of the net interest margin was due to increases in the yields on the loans HFI and HFS portfolio and the securities portfolio and was partially offset by costs of interest-bearing liabilities, which resulted from the higher interest rate environment.

Noninterest income in the fourth quarter totaled $45.2 million, a decrease of $7.4 million from the prior quarter and $5.6 million from the prior year. The linked-quarter change reflects a decline in mortgage banking revenue, a seasonal decline in insurance revenue, as well as lower bank card and other fees and wealth management revenue. The decrease in noninterest income year-over-year is principally due to lower mortgage banking revenue.

Mortgage loan production in the fourth quarter totaled $390.8 million, a decline of 23.1% linked-quarter and 33.9% year-over-year. Mortgage banking revenue totaled $3.4 million in the fourth quarter, a decrease of $3.5 million from the prior quarter and $8.2 million year-over-year. The linked-quarter decline is attributable to an increase in net negative hedge ineffectiveness as well as volume-related lower gains on sales of mortgage loans in the secondary market. In 2022, mortgage loan production totaled $2.1 billion, down 24.2% from the prior year. Mortgage banking revenue totaled $28.3 million in 2022, compared to $63.8 million in the prior year.

Insurance revenue in the fourth quarter totaled $12.0 million, a seasonal decline of $1.9 million from the prior quarter and an increase of $303 thousand from the prior year. Insurance revenue in 2022 totaled $53.7 million, up $5.2 million, or 10.7%, from the prior year. The solid performance during the year reflects an expanded producer workforce, a hardening of the insurance market, and the realization of operational efficiencies from investments in technology and improved processes.

Wealth management revenue totaled $8.1 million in the fourth quarter, down 8.0% from the prior quarter and 7.7% from the prior year. The linked-quarter decline is principally due to reduced investment services and trust management revenue while the year-over-year change is attributable to reduced brokerage and trust management revenue. In 2022, wealth management revenue totaled $35.0 million, in line with the prior year. During 2022, Trustmark selectively expanded its salesforce in Birmingham, Jackson and the Florida Panhandle as well as expanded business development efforts in new markets.

Noninterest Expense

•
Total noninterest expense in the fourth quarter was $231.2 million; excluding litigation settlement expense of $100.8 million, noninterest expense was $130.5 million, up $3.8 million, or 3.0%, from the prior quarter. Please refer to the Consolidated Financial Information, Note 7 – Non-GAAP Financial Measures.

Salaries and employee benefits expense in the fourth quarter totaled $73.5 million, up $762 thousand, or 1.0%, from the prior quarter principally due to one-time severance expense related to the FIT2GROW initiative. Total services and fees increased $964 thousand during the fourth quarter principally due to continued investments in technology and higher professional fees. Net occupancy – premises expense increased $503 thousand during the fourth quarter principally due to early lease termination expenses related to closed branch offices. Other expense increased $1.4 million during the fourth quarter reflecting in part write-downs associated with branch offices that were closed during the quarter.

FIT2GROW

“In 2022 we announced FIT2GROW, a comprehensive program of Focus, Innovation and Transformation designed to enhance Trustmark’s ability to grow and serve customers. Earlier this month, we refocused our community bank efforts on commercial, small business, and consumer lines of business to provide additional expertise for our customers and enhance profitable revenue growth. Additionally, our Atlanta loan production office is now fully functioning and is focused on Commercial Real Estate, Residential Real Estate, Corporate Banking, and Equipment Finance,” said Dewey.

“We continued efforts to optimize our branch network, reflecting changing customer preferences and the continued migration to mobile and digital channels. In 2022, we consolidated 12 branch offices, opened a full-service banking center as well as loan production offices in Birmingham, AL, and Memphis, TN. We also expanded deployment of myTeller interactive teller machine technology. These efforts are designed to efficiently serve and expand customer relationships,” said Dewey.

“Innovation is also a key component of FIT2GROW. In 2022, we successfully completed our core loan system conversion and selected the replacement for our core deposit system. Collectively, these investments are designed to provide best-in-class service to customers as well as enhance our productivity and efficiency. Looking forward, we will continue to pursue opportunities to redesign workflows and restructure the organization to further leverage investments in technology that will broaden our reach, enhance the customer experience, and improve efficiency. We remain focused on providing the financial services and advice our customers have come to expect while building long-term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 25, 2023, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, February 8, 2023, in archived format at the same web address or by calling (877) 344-7529, passcode 3725903.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas. Visit trustmark.com for more information.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of recent heightened levels of inflation and the reactions of the FRB and other governmental departments and agencies in response thereto, the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2022	9/30/2022	12/31/2021	$ Change	% Change	$ Change	% Change
Securities AFS-taxable (1)	$2,572,675	$2,824,254	$3,156,740	$(251,579)	-8.9%	$(584,065)	-18.5%
Securities AFS-nontaxable	4,828	4,928	5,143	(100)	-2.0%	(315)	-6.1%
Securities HTM-taxable (1)	1,268,952	1,140,685	364,038	128,267	11.2%	904,914	n/m
Securities HTM-nontaxable	4,514	5,057	7,618	(543)	-10.7%	(3,104)	-40.7%
Total securities	3,850,969	3,974,924	3,533,539	(123,955)	-3.1%	317,430	9.0%
Paycheck protection program loans (PPP)	3,235	9,821	42,749	(6,586)	-67.1%	(39,514)	-92.4%
Loans (includes loans held for sale)	12,006,661	11,459,551	10,487,679	547,110	4.8%	1,518,982	14.5%
Fed funds sold and reverse repurchases	6,566	226	58	6,340	n/m	6,508	n/m
Other earning assets	375,190	325,620	1,839,498	49,570	15.2%	(1,464,308)	-79.6%
Total earning assets	16,242,621	15,770,142	15,903,523	472,479	3.0%	339,098	2.1%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(114,948)	(102,951)	(104,148)	(11,997)	-11.7%	(10,800)	-10.4%
Other assets	1,630,085	1,576,653	1,570,501	53,432	3.4%	59,584	3.8%
Total assets	$17,757,758	$17,243,844	$17,369,876	$513,914	3.0%	$387,882	2.2%

Interest-bearing demand deposits	$4,719,303	$4,613,733	$4,353,599	$105,570	2.3%	$365,704	8.4%
Savings deposits	4,379,673	4,514,579	4,585,624	(134,906)	-3.0%	(205,951)	-4.5%
Time deposits	1,152,905	1,111,440	1,220,083	41,465	3.7%	(67,178)	-5.5%
Total interest-bearing deposits	10,251,881	10,239,752	10,159,306	12,129	0.1%	92,575	0.9%
Fed funds purchased and repurchases	549,406	249,809	201,856	299,597	n/m	347,550	n/m
Other borrowings	530,993	88,697	94,328	442,296	n/m	436,665	n/m
Subordinated notes	123,226	123,171	123,007	55	0.0%	219	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	11,517,362	10,763,285	10,640,353	754,077	7.0%	877,009	8.2%
Noninterest-bearing deposits	4,177,113	4,444,370	4,679,951	(267,257)	-6.0%	(502,838)	-10.7%
Other liabilities	569,992	429,720	291,449	140,272	32.6%	278,543	95.6%
Total liabilities	16,264,467	15,637,375	15,611,753	627,092	4.0%	652,714	4.2%
Shareholders' equity	1,493,291	1,606,469	1,758,123	(113,178)	-7.0%	(264,832)	-15.1%
Total liabilities and equity	$17,757,758	$17,243,844	$17,369,876	$513,914	3.0%	$387,882	2.2%

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2022	9/30/2022	12/31/2021	$ Change	% Change	$ Change	% Change
Cash and due from banks	$734,787	$479,637	$2,266,829	$255,150	53.2%	$(1,532,042)	-67.6%
Fed funds sold and reverse repurchases	4,000	10,098	—	(6,098)	-60.4%	4,000	n/m
Securities available for sale (1)	2,024,082	2,444,486	3,238,877	(420,404)	-17.2%	(1,214,795)	-37.5%
Securities held to maturity (1)	1,494,514	1,156,985	342,537	337,529	29.2%	1,151,977	n/m
PPP loans	—	4,798	33,336	(4,798)	-100.0%	(33,336)	-100.0%
Loans held for sale (LHFS)	135,226	165,213	275,706	(29,987)	-18.2%	(140,480)	-51.0%
Loans held for investment (LHFI)	12,204,039	11,586,064	10,247,829	617,975	5.3%	1,956,210	19.1%
ACL LHFI	(120,214)	(115,050)	(99,457)	(5,164)	-4.5%	(20,757)	-20.9%
Net LHFI	12,083,825	11,471,014	10,148,372	612,811	5.3%	1,935,453	19.1%
Premises and equipment, net	212,365	210,761	205,644	1,604	0.8%	6,721	3.3%
Mortgage servicing rights	129,677	132,615	87,687	(2,938)	-2.2%	41,990	47.9%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	3,640	3,952	5,074	(312)	-7.9%	(1,434)	-28.3%
Other real estate	1,986	2,971	4,557	(985)	-33.2%	(2,571)	-56.4%
Operating lease right-of-use assets	36,301	37,282	34,603	(981)	-2.6%	1,698	4.9%
Other assets	770,838	686,585	568,177	84,253	12.3%	202,661	35.7%
Total assets	$18,015,478	$17,190,634	$17,595,636	$824,844	4.8%	$419,842	2.4%

Deposits:
Noninterest-bearing	$4,093,771	$4,358,805	$4,771,065	$(265,034)	-6.1%	$(677,294)	-14.2%
Interest-bearing	10,343,877	10,066,375	10,316,095	277,502	2.8%	27,782	0.3%
Total deposits	14,437,648	14,425,180	15,087,160	12,468	0.1%	(649,512)	-4.3%
Fed funds purchased and repurchases	449,331	544,068	238,577	(94,737)	-17.4%	210,754	88.3%
Other borrowings	1,050,938	223,172	91,025	827,766	n/m	959,913	n/m
Subordinated notes	123,262	123,207	123,042	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	36,838	31,623	35,623	5,215	16.5%	1,215	3.4%
Operating lease liabilities	38,932	39,797	36,468	(865)	-2.2%	2,464	6.8%
Other liabilities	324,405	232,786	180,574	91,619	39.4%	143,831	79.7%
Total liabilities	16,523,210	15,681,689	15,854,325	841,521	5.4%	668,885	4.2%
Common stock	12,705	12,700	12,845	5	0.0%	(140)	-1.1%
Capital surplus	154,645	154,150	175,913	495	0.3%	(21,268)	-12.1%
Retained earnings	1,600,321	1,648,507	1,585,113	(48,186)	-2.9%	15,208	1.0%
Accumulated other comprehensive income (loss), net of tax	(275,403)	(306,412)	(32,560)	31,009	10.1%	(242,843)	n/m
Total shareholders' equity	1,492,268	1,508,945	1,741,311	(16,677)	-1.1%	(249,043)	-14.3%
Total liabilities and equity	$18,015,478	$17,190,634	$17,595,636	$824,844	4.8%	$419,842	2.4%

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2022	9/30/2022	12/31/2021	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$159,566	$129,395	$94,137	$30,171	23.3%	$65,429	69.5%
Interest and fees on PPP loans	101	186	397	(85)	-45.7%	(296)	-74.6%
Interest on securities-taxable	16,577	16,222	10,796	355	2.2%	5,781	53.5%
Interest on securities-tax exempt-FTE	93	100	123	(7)	-7.0%	(30)	-24.4%
Interest on fed funds sold and reverse repurchases	71	2	—	69	n/m	71	n/m
Other interest income	3,556	1,493	826	2,063	n/m	2,730	n/m
Total interest income-FTE	179,964	147,398	106,279	32,566	22.1%	73,685	69.3%
Interest on deposits	18,438	5,097	3,401	13,341	n/m	15,037	n/m
Interest on fed funds purchased and repurchases	4,762	1,225	66	3,537	n/m	4,696	n/m
Other interest expense	6,730	1,996	1,580	4,734	n/m	5,150	n/m
Total interest expense	29,930	8,318	5,047	21,612	n/m	24,883	n/m
Net interest income-FTE	150,034	139,080	101,232	10,954	7.9%	48,802	48.2%
Provision for credit losses, LHFI	6,902	12,919	(4,515)	(6,017)	-46.6%	11,417	n/m
Provision for credit losses, off-balance sheet credit exposures	5,215	(1,326)	2,939	6,541	n/m	2,276	77.4%
Net interest income after provision-FTE	137,917	127,487	102,808	10,430	8.2%	35,109	34.2%
Service charges on deposit accounts	11,162	11,318	9,366	(156)	-1.4%	1,796	19.2%
Bank card and other fees	8,191	9,305	8,340	(1,114)	-12.0%	(149)	-1.8%
Mortgage banking, net	3,408	6,876	11,609	(3,468)	-50.4%	(8,201)	-70.6%
Insurance commissions	12,019	13,911	11,716	(1,892)	-13.6%	303	2.6%
Wealth management	8,079	8,778	8,757	(699)	-8.0%	(678)	-7.7%
Other, net	2,311	2,418	979	(107)	-4.4%	1,332	n/m
Total noninterest income	45,170	52,606	50,767	(7,436)	-14.1%	(5,597)	-11.0%
Salaries and employee benefits	73,469	72,707	68,258	762	1.0%	5,211	7.6%
Services and fees	26,759	25,795	22,904	964	3.7%	3,855	16.8%
Net occupancy-premises	7,898	7,395	6,816	503	6.8%	1,082	15.9%
Equipment expense	6,268	6,072	6,585	196	3.2%	(317)	-4.8%
Litigation settlement expense (1)	100,750	—	—	100,750	n/m	100,750	n/m
Other expense	16,085	14,729	14,906	1,356	9.2%	1,179	7.9%
Total noninterest expense	231,229	126,698	119,469	104,531	82.5%	111,760	93.5%
Income (loss) before income taxes and tax eq adj	(48,142)	53,395	34,106	(101,537)	n/m	(82,248)	n/m
Tax equivalent adjustment	3,451	2,975	2,906	476	16.0%	545	18.8%
Income (loss) before income taxes	(51,593)	50,420	31,200	(102,013)	n/m	(82,793)	n/m
Income taxes	(17,530)	7,965	4,978	(25,495)	n/m	(22,508)	n/m
Net income (loss)	$(34,063)	$42,455	$26,222	$(76,518)	n/m	$(60,285)	n/m

Per share data
Earnings (loss) per share - basic	$(0.56)	$0.69	$0.42	$(1.25)	n/m	$(0.98)	n/m

Earnings (loss) per share - diluted	$(0.56)	$0.69	$0.42	$(1.25)	n/m	$(0.98)	n/m

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	60,969,400	61,114,804	62,037,884

Diluted	61,173,249	61,318,715	62,264,983

Period end shares outstanding	60,977,686	60,953,864	61,648,679

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2022	9/30/2022	12/31/2021	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$12,300	$12,710	$8,182	$(410)	-3.2%	$4,118	50.3%
Florida	227	227	313	—	0.0%	(86)	-27.5%
Mississippi (2)	24,683	23,517	21,636	1,166	5.0%	3,047	14.1%
Tennessee (3)	5,566	5,120	10,501	446	8.7%	(4,935)	-47.0%
Texas	23,196	26,353	22,066	(3,157)	-12.0%	1,130	5.1%
Total nonaccrual LHFI	65,972	67,927	62,698	(1,955)	-2.9%	3,274	5.2%
Other real estate
Alabama	194	217	—	(23)	-10.6%	194	n/m
Mississippi (2)	1,769	2,754	4,557	(985)	-35.8%	(2,788)	-61.2%
Tennessee (3)	23	—	—	23	n/m	23	n/m
Total other real estate	1,986	2,971	4,557	(985)	-33.2%	(2,571)	-56.4%
Total nonperforming assets	$67,958	$70,898	$67,255	$(2,940)	-4.1%	$703	1.0%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$3,929	$1,842	$2,114	$2,087	n/m	$1,815	85.9%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$49,320	$48,313	$69,894	$1,007	2.1%	$(20,574)	-29.4%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	12/31/2022	9/30/2022	12/31/2021	$ Change	% Change	$ Change	% Change
Beginning Balance	$115,050	$103,140	$104,073	$11,910	11.5%	$10,977	10.5%
Provision for credit losses, LHFI	6,902	12,919	(4,515)	(6,017)	-46.6%	11,417	n/m
Charge-offs	(3,893)	(2,920)	(2,616)	(973)	-33.3%	(1,277)	-48.8%
Recoveries	2,155	1,911	2,515	244	12.8%	(360)	-14.3%
Net (charge-offs) recoveries	(1,738)	(1,009)	(101)	(729)	72.2%	(1,637)	n/m
Ending Balance	$120,214	$115,050	$99,457	$5,164	4.5%	$20,757	20.9%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$98	$93	$747	$5	5.4%	$(649)	-86.9%
Florida	(60)	(23)	(32)	(37)	n/m	(28)	-87.5%
Mississippi (2)	(1,657)	(702)	(683)	(955)	n/m	(974)	n/m
Tennessee (3)	(195)	(202)	(130)	7	3.5%	(65)	-50.0%
Texas	76	(175)	(3)	251	n/m	79	n/m
Total net (charge-offs) recoveries	$(1,738)	$(1,009)	$(101)	$(729)	-72.2%	$(1,637)	n/m

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Securities AFS-taxable (1)	$2,572,675	$2,824,254	$3,094,364	$3,245,502	$3,156,740	$2,932,054	$2,573,533
Securities AFS-nontaxable	4,828	4,928	5,110	5,127	5,143	4,997	5,166
Securities HTM-taxable (1)	1,268,952	1,140,685	811,599	410,851	364,038	911,010	423,763
Securities HTM-nontaxable	4,514	5,057	5,630	7,327	7,618	5,623	12,765
Total securities	3,850,969	3,974,924	3,916,703	3,668,807	3,533,539	3,853,684	3,015,227
PPP loans	3,235	9,821	17,746	29,009	42,749	14,868	350,668
Loans (includes loans held for sale)	12,006,661	11,459,551	10,910,178	10,550,712	10,487,679	11,236,388	10,377,941
Fed funds sold and reverse repurchases	6,566	226	110	56	58	1,753	79
Other earning assets	375,190	325,620	1,139,312	1,811,713	1,839,498	907,414	1,825,134
Total earning assets	16,242,621	15,770,142	15,984,049	16,060,297	15,903,523	16,014,107	15,569,049
ACL LHFI	(114,948)	(102,951)	(99,106)	(99,390)	(104,148)	(104,138)	(110,170)
Other assets	1,630,085	1,576,653	1,513,127	1,550,848	1,570,501	1,567,921	1,599,114
Total assets	$17,757,758	$17,243,844	$17,398,070	$17,511,755	$17,369,876	$17,477,890	$17,057,993

Interest-bearing demand deposits	$4,719,303	$4,613,733	$4,578,235	$4,429,056	$4,353,599	$4,585,955	$4,096,746
Savings deposits	4,379,673	4,514,579	4,638,849	4,791,104	4,585,624	4,579,742	4,622,167
Time deposits	1,152,905	1,111,440	1,159,065	1,193,435	1,220,083	1,153,983	1,287,663
Total interest-bearing deposits	10,251,881	10,239,752	10,376,149	10,413,595	10,159,306	10,319,680	10,006,576
Fed funds purchased and repurchases	549,406	249,809	118,753	212,006	201,856	283,328	172,782
Other borrowings	530,993	88,697	80,283	91,090	94,328	198,672	125,554
Subordinated notes	123,226	123,171	123,116	123,061	123,007	123,144	122,933
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	11,517,362	10,763,285	10,760,157	10,901,608	10,640,353	10,986,680	10,489,701
Noninterest-bearing deposits	4,177,113	4,444,370	4,590,338	4,601,108	4,679,951	4,452,046	4,531,642
Other liabilities	569,992	429,720	439,266	295,287	291,449	434,310	266,499
Total liabilities	16,264,467	15,637,375	15,789,761	15,798,003	15,611,753	15,873,036	15,287,842
Shareholders' equity	1,493,291	1,606,469	1,608,309	1,713,752	1,758,123	1,604,854	1,770,151
Total liabilities and equity	$17,757,758	$17,243,844	$17,398,070	$17,511,755	$17,369,876	$17,477,890	$17,057,993

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Cash and due from banks	$734,787	$479,637	$742,461	$1,917,564	$2,266,829
Fed funds sold and reverse repurchases	4,000	10,098	—	—	—
Securities available for sale (1)	2,024,082	2,444,486	2,644,364	3,018,246	3,238,877
Securities held to maturity (1)	1,494,514	1,156,985	1,137,754	607,598	342,537
PPP loans	—	4,798	12,549	18,579	33,336
LHFS	135,226	165,213	190,186	222,538	275,706
LHFI	12,204,039	11,586,064	10,944,840	10,397,129	10,247,829
ACL LHFI	(120,214)	(115,050)	(103,140)	(98,734)	(99,457)
Net LHFI	12,083,825	11,471,014	10,841,700	10,298,395	10,148,372
Premises and equipment, net	212,365	210,761	207,914	207,301	205,644
Mortgage servicing rights	129,677	132,615	121,014	111,050	87,687
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	3,640	3,952	4,264	4,591	5,074
Other real estate	1,986	2,971	3,034	3,187	4,557
Operating lease right-of-use assets	36,301	37,282	34,684	34,048	34,603
Other assets	770,838	686,585	627,349	614,217	568,177
Total assets	$18,015,478	$17,190,634	$16,951,510	$17,441,551	$17,595,636

Deposits:
Noninterest-bearing	$4,093,771	$4,358,805	$4,509,472	$4,739,102	$4,771,065
Interest-bearing	10,343,877	10,066,375	10,260,696	10,374,190	10,316,095
Total deposits	14,437,648	14,425,180	14,770,168	15,113,292	15,087,160
Fed funds purchased and repurchases	449,331	544,068	70,157	170,499	238,577
Other borrowings	1,050,938	223,172	72,553	84,644	91,025
Subordinated notes	123,262	123,207	123,152	123,097	123,042
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	36,838	31,623	32,949	34,517	35,623
Operating lease liabilities	38,932	39,797	37,108	35,912	36,468
Other liabilities	324,405	232,786	196,871	186,352	180,574
Total liabilities	16,523,210	15,681,689	15,364,814	15,810,169	15,854,325
Common stock	12,705	12,700	12,752	12,806	12,845
Capital surplus	154,645	154,150	160,876	167,094	175,913
Retained earnings	1,600,321	1,648,507	1,620,210	1,600,138	1,585,113
Accumulated other comprehensive income (loss), net of tax	(275,403)	(306,412)	(207,142)	(148,656)	(32,560)
Total shareholders' equity	1,492,268	1,508,945	1,586,696	1,631,382	1,741,311
Total liabilities and equity	$18,015,478	$17,190,634	$16,951,510	$17,441,551	$17,595,636

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Interest and fees on LHFS & LHFI-FTE	$159,566	$129,395	$103,033	$93,252	$94,137	$485,246	$375,330
Interest and fees on PPP loans	101	186	184	168	397	639	36,726
Interest on securities-taxable	16,577	16,222	14,561	12,357	10,796	59,717	38,698
Interest on securities-tax exempt-FTE	93	100	107	122	123	422	694
Interest on fed funds sold and reverse repurchases	71	2	1	—	—	74	—
Other interest income	3,556	1,493	2,214	817	826	8,080	2,767
Total interest income-FTE	179,964	147,398	120,100	106,716	106,279	554,178	454,215
Interest on deposits	18,438	5,097	2,774	2,760	3,401	29,069	16,945
Interest on fed funds purchased and repurchases	4,762	1,225	70	70	66	6,127	232
Other interest expense	6,730	1,996	1,664	1,539	1,580	11,929	6,983
Total interest expense	29,930	8,318	4,508	4,369	5,047	47,125	24,160
Net interest income-FTE	150,034	139,080	115,592	102,347	101,232	507,053	430,055
Provision for credit losses, LHFI	6,902	12,919	2,716	(860)	(4,515)	21,677	(21,499)
Provision for credit losses, off-balance sheet credit exposures	5,215	(1,326)	(1,568)	(1,106)	2,939	1,215	(2,949)
Net interest income after provision-FTE	137,917	127,487	114,444	104,313	102,808	484,161	454,503
Service charges on deposit accounts	11,162	11,318	10,226	9,451	9,366	42,157	33,246
Bank card and other fees	8,191	9,305	10,167	8,442	8,340	36,105	34,662
Mortgage banking, net	3,408	6,876	8,149	9,873	11,609	28,306	63,750
Insurance commissions	12,019	13,911	13,702	14,089	11,716	53,721	48,511
Wealth management	8,079	8,778	9,102	9,054	8,757	35,013	35,190
Other, net	2,311	2,418	1,907	3,206	979	9,842	6,551
Total noninterest income	45,170	52,606	53,253	54,115	50,767	205,144	221,910
Salaries and employee benefits	73,469	72,707	71,679	69,585	68,258	287,440	284,158
Services and fees	26,759	25,795	24,538	24,453	22,904	101,545	89,463
Net occupancy-premises	7,898	7,395	6,892	7,079	6,816	29,264	27,043
Equipment expense	6,268	6,072	6,047	6,061	6,585	24,448	24,337
Litigation settlement expense (1)	100,750	—	—	—	—	100,750	—
Other expense	16,085	14,729	14,611	14,341	14,906	59,766	64,295
Total noninterest expense	231,229	126,698	123,767	121,519	119,469	603,213	489,296
Income (loss) before income taxes and tax eq adj	(48,142)	53,395	43,930	36,909	34,106	86,092	187,117
Tax equivalent adjustment	3,451	2,975	2,916	3,003	2,906	12,345	11,704
Income (loss) before income taxes	(51,593)	50,420	41,014	33,906	31,200	73,747	175,413
Income taxes	(17,530)	7,965	6,730	4,695	4,978	1,860	28,048
Net income (loss)	$(34,063)	$42,455	$34,284	$29,211	$26,222	$71,887	$147,365

Per share data
Earnings (loss) per share - basic	$(0.56)	$0.69	$0.56	$0.47	$0.42	$1.17	$2.35

Earnings (loss) per share - diluted	$(0.56)	$0.69	$0.56	$0.47	$0.42	$1.17	$2.34

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	60,969,400	61,114,804	61,378,226	61,514,395	62,037,884	61,242,358	62,788,055

Diluted	61,173,249	61,318,715	61,546,285	61,709,797	62,264,983	61,431,726	62,973,464

Period end shares outstanding	60,977,686	60,953,864	61,201,123	61,463,392	61,648,679	60,977,686	61,648,679

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Nonaccrual LHFI
Alabama	$12,300	$12,710	$2,698	$7,506	$8,182
Florida	227	227	233	310	313
Mississippi (2)	24,683	23,517	23,039	21,318	21,636
Tennessee (3)	5,566	5,120	9,500	9,266	10,501
Texas	23,196	26,353	26,582	25,999	22,066
Total nonaccrual LHFI	65,972	67,927	62,052	64,399	62,698
Other real estate
Alabama	194	217	84	—	—
Mississippi (2)	1,769	2,754	2,950	3,187	4,557
Tennessee (3)	23	—	—	—	—
Total other real estate	1,986	2,971	3,034	3,187	4,557
Total nonperforming assets	$67,958	$70,898	$65,086	$67,586	$67,255

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$3,929	$1,842	$1,347	$1,503	$2,114

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$49,320	$48,313	$51,164	$62,078	$69,894

	Quarter Ended					Year Ended
ACL LHFI (1)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Beginning Balance	$115,050	$103,140	$98,734	$99,457	$104,073	$99,457	$117,306
Provision for credit losses, LHFI	6,902	12,919	2,716	(860)	(4,515)	21,677	(21,499)
Charge-offs	(3,893)	(2,920)	(2,277)	(2,242)	(2,616)	(11,332)	(10,275)
Recoveries	2,155	1,911	3,967	2,379	2,515	10,412	13,925
Net (charge-offs) recoveries	(1,738)	(1,009)	1,690	137	(101)	(920)	3,650
Ending Balance	$120,214	$115,050	$103,140	$98,734	$99,457	$120,214	$99,457

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$98	$93	$1,129	$699	$747	$2,019	$1,299
Florida	(60)	(23)	761	(26)	(32)	652	521
Mississippi (2)	(1,657)	(702)	(266)	(88)	(683)	(2,713)	(111)
Tennessee (3)	(195)	(202)	31	(424)	(130)	(790)	940
Texas	76	(175)	35	(24)	(3)	(88)	1,001
Total net (charge-offs) recoveries	$(1,738)	$(1,009)	$1,690	$137	$(101)	$(920)	$3,650

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Return on average equity	-9.05%	10.48%	8.55%	6.91%	5.92%	4.48%	8.32%
Return on average tangible equity	-12.14%	13.90%	11.36%	9.05%	7.72%	6.00%	10.81%
Return on average assets	-0.76%	0.98%	0.79%	0.68%	0.60%	0.41%	0.86%
Interest margin - Yield - FTE	4.40%	3.71%	3.01%	2.69%	2.65%	3.46%	2.92%
Interest margin - Cost	0.73%	0.21%	0.11%	0.11%	0.13%	0.29%	0.16%
Net interest margin - FTE	3.66%	3.50%	2.90%	2.58%	2.53%	3.17%	2.76%
Efficiency ratio (1)	65.85%	64.96%	71.89%	76.44%	76.52%	69.37%	71.41%
Full-time equivalent employees	2,738	2,717	2,727	2,725	2,692

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.06%	0.03%	-0.06%	-0.01%	0.00%	0.01%	-0.04%
Provision for credit losses, LHFI / average loans	0.23%	0.45%	0.10%	-0.03%	-0.17%	0.19%	-0.21%
Nonaccrual LHFI / (LHFI + LHFS)	0.53%	0.58%	0.56%	0.61%	0.60%
Nonperforming assets / (LHFI + LHFS)	0.55%	0.60%	0.58%	0.64%	0.64%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.55%	0.60%	0.58%	0.64%	0.64%
ACL LHFI / LHFI	0.99%	0.99%	0.94%	0.95%	0.97%
ACL LHFI-commercial / commercial LHFI	0.85%	0.93%	0.88%	0.95%	1.00%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.41%	1.20%	1.14%	0.96%	0.87%
ACL LHFI / nonaccrual LHFI	182.22%	169.37%	166.22%	153.32%	158.63%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	399.19%	466.03%	475.27%	484.01%	500.85%

CAPITAL RATIOS
Total equity / total assets	8.28%	8.78%	9.36%	9.35%	9.90%
Tangible equity / tangible assets	6.27%	6.67%	7.23%	7.29%	7.86%
Tangible equity / risk-weighted assets	7.61%	8.15%	9.16%	9.79%	10.71%
Tier 1 leverage ratio	8.47%	9.01%	8.80%	8.66%	8.73%
Common equity tier 1 capital ratio	9.74%	10.63%	11.01%	11.23%	11.29%
Tier 1 risk-based capital ratio	10.15%	11.06%	11.47%	11.70%	11.77%
Total risk-based capital ratio	11.91%	12.85%	13.26%	13.53%	13.55%

STOCK PERFORMANCE
Market value-Close	$34.91	$30.63	$29.19	$30.39	$32.46
Book value	$24.47	$24.76	$25.93	$26.54	$28.25
Tangible book value	$18.11	$18.39	$19.58	$20.22	$21.93

(1) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands)
(unaudited)

Note 1 - Litigation Settlement

As previously announced, on December 31, 2022, Trustmark National Bank (“Trustmark”) agreed to a settlement in principle (the “Settlement”) relating to litigation involving the Stanford Financial Group that includes a lawsuit initially filed in the District Court of Harris County, Texas on August 23, 2009 and also includes other subsequently-filed Stanford-related lawsuits. Trustmark Corporation, the parent company of Trustmark, has provided disclosure relating to these matters in its periodic reports on Forms 10-K and 10-Q throughout the pendency of these actions.

The parties to the Settlement are, on the one hand, (i) Ralph S. Janvey, solely in his capacity as the court-appointed receiver (the “Receiver”) for the Stanford Receivership Estate; (ii) the Official Stanford Investors Committee; (iii) each of the plaintiffs in the Rotstain and Smith Actions (as defined below); and, on the other hand, (iv) Trustmark.

Under the terms of the Settlement, the parties have agreed to settle and dismiss Rotstain et al. v. Trustmark National Bank, et al., CA No. 4-22-CV-00800 (S.D. Tex.) (the “Rotstain Action”), Smith et al. v. Independent Bank, et al., CA No. 4-20-CV-00675 (S.D. Tex.) (the “Smith Action”), and all current or future claims arising from or related to Stanford. In addition, the Settlement provides that the parties will request dismissal of Jackson, et al., v. Cox, et al., CA No. 3:10-CV-0328 (N.D. Tex.) (the “Jackson Action” and, collectively with the Rotstain Action and the Smith Action, the “Actions”) pursuant to the terms of the bar orders described below. If the Settlement, including the bar orders described below, is approved by the Court and is not subject to further appeal, Trustmark will make a one-time cash payment of $100.0 million to the Receiver. Trustmark expects to be relieved of pre-trial deadlines and the February 27, 2023 trial setting in the Rotstain Action pending final Court approval of a Settlement Agreement reflecting the terms of the Settlement and pending entry of the bar orders. The Smith and Jackson Actions are currently stayed.

The Settlement includes the parties’ agreement to seek the Northern District of Texas District Court’s entry of bar orders prohibiting any continued or future claims against Trustmark and its related parties relating to Stanford, whether asserted to date or not. The bar orders therefore would prohibit all litigation relating to Stanford described in Trustmark Corporation’s SEC periodic reports, including not only the Actions and any pending matters but also any actions that may be brought in the future. Final Court approval of these bar orders is a condition of the Settlement.

The Settlement is also subject to the execution and delivery of a definitive Settlement Agreement reflecting the terms of the Settlement, notice to Stanford’s investor claimants and final, non-appealable approval by the U.S. District Court for the Northern District of Texas. The timing of any final decision by the Court is subject to the discretion of the Court and any appeal. While Trustmark believes that the Settlement is consistent with the terms of prior Stanford-related settlements that have been approved by the Court and were not successfully appealed, it is possible that the Court may decide not to approve the Settlement Agreement or that the Fifth Circuit Court of Appeals could decide to accept an appeal thereof.

The Settlement Agreement will provide that Trustmark makes no admission of liability or wrongdoing in connection with any Stanford matter. As has been the case throughout the pendency of the Actions, Trustmark expressly denies any liability or wrongdoing with respect to any matter alleged in regard of the multi-billion-dollar Ponzi scheme operated by Stanford for almost 20 years. Trustmark’s relationship with Stanford consisted of ordinary banking services provided to business deposit customers.

Trustmark and Trustmark Corporation have determined that it is in the best interest of Trustmark, Trustmark Corporation and the shareholders of Trustmark Corporation to enter into the Settlement to eliminate the risk, ongoing expense, uncertainty as to ultimate outcome and imposition on management and the business of Trustmark of further litigation of the Actions and related Stanford claims.

As a result of the entry into the Settlement, Trustmark Corporation recognized $100.0 million of litigation settlement expense, as well as an additional $750 thousand in legal fees, that were included in noninterest expense related to the Stanford litigation during the fourth quarter of 2022. Trustmark Corporation expects that the Settlement will be tax deductible. Trustmark will remain substantially above levels considered to be well-capitalized under all relevant standards.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which will be filed as an exhibit to a future periodic or current report of Trustmark Corporation.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$391,513	$416,278	$419,696	$361,822	$344,640
U.S. Government agency obligations	7,766	9,116	11,947	12,623	13,727
Obligations of states and political subdivisions	4,862	4,763	5,179	5,359	5,714
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	27,097	28,164	32,240	35,117	39,573
Issued by FNMA and FHLMC	1,345,463	1,718,057	1,888,546	2,038,331	2,218,429
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	115,140	126,138	144,158	164,506	196,690
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	132,241	141,970	142,598	400,488	420,104
Total securities available for sale	$2,024,082	$2,444,486	$2,644,364	$3,018,246	$3,238,877

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$28,295	$—	$—	$—	$—
Obligations of states and political subdivisions	4,510	4,512	5,320	7,324	7,328
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	4,442	4,527	4,624	4,831	5,005
Issued by FNMA and FHLMC	509,311	179,375	185,554	192,373	43,444
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	188,201	197,923	210,479	224,012	241,934
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	759,755	770,648	731,777	179,058	44,826
Total securities held to maturity	$1,494,514	$1,156,985	$1,137,754	$607,598	$342,537

During the fourth quarter of 2022, Trustmark reclassified $422.9 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $57.1 million ($42.8 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

During the second quarter of 2022, Trustmark reclassified $343.1 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $34.8 million ($26.1 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

At December 31, 2022, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled approximately $92.3 million ($69.2 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.8% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Loans secured by real estate:
Construction, land development and other land loans	$1,719,542	$1,647,395	$1,440,058	$1,273,959	$1,308,781
Secured by 1-4 family residential properties	2,775,847	2,597,112	2,424,962	2,106,998	1,977,993
Secured by nonfarm, nonresidential properties	3,278,830	3,206,946	3,178,079	2,975,039	2,977,084
Other real estate secured	742,538	593,119	555,311	715,939	726,043
Commercial and industrial loans	1,821,259	1,689,532	1,551,001	1,495,060	1,414,279
Consumer loans	166,425	163,412	160,716	154,215	159,472
State and other political subdivision loans	1,223,863	1,188,703	1,110,795	1,215,023	1,146,251
Other loans	475,735	499,845	523,918	460,896	537,926
LHFI	12,204,039	11,586,064	10,944,840	10,397,129	10,247,829
ACL LHFI	(120,214)	(115,050)	(103,140)	(98,734)	(99,457)
Net LHFI	$12,083,825	$11,471,014	$10,841,700	$10,298,395	$10,148,372

The following table presents the LHFI composition by region and reflects each region’s diversified mix of loans:

	December 31, 2022
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,719,542	$841,298	$65,920	$421,210	$33,205	$357,909
Secured by 1-4 family residential properties	2,775,847	133,596	50,672	2,483,094	79,782	28,703
Secured by nonfarm, nonresidential properties	3,278,830	895,306	212,185	1,394,562	172,432	604,345
Other real estate secured	742,538	202,453	2,013	339,592	6,822	191,658
Commercial and industrial loans	1,821,259	502,492	26,496	773,135	285,706	233,430
Consumer loans	166,425	24,172	8,528	103,107	18,442	12,176
State and other political subdivision loans	1,223,863	77,017	62,962	859,117	27,881	196,886
Other loans	475,735	74,478	9,245	268,903	58,052	65,057
Loans	$12,204,039	$2,750,812	$438,021	$6,642,720	$682,322	$1,690,164

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$71,964	$37,553	$9,802	$16,654	$1,923	$6,032
Development	140,114	56,653	1,392	46,940	6,798	28,331
Unimproved land	108,972	22,548	14,348	35,177	5,039	31,860
1-4 family construction	369,566	197,352	24,903	97,370	17,436	32,505
Other construction	1,028,926	527,192	15,475	225,069	2,009	259,181
Construction, land development and other land loans	$1,719,542	$841,298	$65,920	$421,210	$33,205	$357,909

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	December 31, 2022
	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$343,073	$133,173	$33,675	$91,921	$21,695	$62,609
Office	271,112	122,818	17,394	70,836	10,435	49,629
Hotel/motel	298,159	170,048	40,031	60,191	27,889	—
Mini-storage	155,037	28,072	2,104	105,229	482	19,150
Industrial	333,650	68,863	17,523	121,055	2,799	123,410
Health care	49,363	17,633	989	26,836	343	3,562
Convenience stores	33,721	7,416	641	14,959	593	10,112
Nursing homes/senior living	390,739	136,986	—	184,730	5,595	63,428
Other	136,120	35,040	9,793	61,086	16,397	13,804
Total non-owner occupied loans	2,010,974	720,049	122,150	736,843	86,228	345,704

Owner-occupied:
Office	165,403	43,628	36,375	48,325	8,827	28,248
Churches	72,472	16,167	5,255	41,036	7,165	2,849
Industrial warehouses	175,272	19,344	4,996	47,413	16,872	86,647
Health care	130,604	12,216	6,384	95,437	2,341	14,226
Convenience stores	136,785	12,558	21,581	65,069	376	37,201
Retail	101,087	11,360	8,118	44,578	19,187	17,844
Restaurants	55,944	3,999	4,169	32,275	12,229	3,272
Auto dealerships	49,304	6,794	228	24,282	18,000	—
Nursing homes/senior living	237,082	36,132	—	174,750	—	26,200
Other	143,903	13,059	2,929	84,554	1,207	42,154
Total owner-occupied loans	1,267,856	175,257	90,035	657,719	86,204	258,641
Loans secured by nonfarm, nonresidential properties	$3,278,830	$895,306	$212,185	$1,394,562	$172,432	$604,345

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Securities – taxable	1.71%	1.62%	1.50%	1.37%	1.22%	1.55%	1.29%
Securities – nontaxable	3.95%	3.97%	4.00%	3.97%	3.82%	3.97%	3.87%
Securities – total	1.72%	1.63%	1.50%	1.38%	1.23%	1.56%	1.31%
PPP loans	12.39%	7.51%	4.16%	2.35%	3.68%	4.30%	10.47%
Loans - LHFI & LHFS	5.27%	4.48%	3.79%	3.58%	3.56%	4.32%	3.62%
Loans - total	5.27%	4.48%	3.79%	3.58%	3.56%	4.32%	3.84%
Fed funds sold & reverse repurchases	4.29%	3.51%	3.65%	—	—	4.22%	—
Other earning assets	3.76%	1.82%	0.78%	0.18%	0.18%	0.89%	0.15%
Total earning assets	4.40%	3.71%	3.01%	2.69%	2.65%	3.46%	2.92%

Interest-bearing deposits	0.71%	0.20%	0.11%	0.11%	0.13%	0.28%	0.17%
Fed funds purchased & repurchases	3.44%	1.95%	0.24%	0.13%	0.13%	2.16%	0.13%
Other borrowings	3.73%	2.89%	2.52%	2.26%	2.25%	3.11%	2.25%
Total interest-bearing liabilities	1.03%	0.31%	0.17%	0.16%	0.19%	0.43%	0.23%

Net interest margin	3.66%	3.50%	2.90%	2.58%	2.53%	3.17%	2.76%
Net interest margin excluding PPP loans and the FRB balance	3.66%	3.53%	3.06%	2.88%	2.82%	3.30%	2.91%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At December 31, 2022 and September 30, 2022, the average FRB balance totaled $299.2 million and $275.4 million, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance increased 13 basis points when compared to the third quarter of 2022, totaling 3.66% for the fourth quarter of 2022. The expansion of the net interest margin excluding PPP loans and the FRB balance was due to increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio and was partially offset by increased costs of interest-bearing liabilities, which resulted from the higher interest-rate environment.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative ineffectiveness of $3.6 million during the fourth quarter of 2022.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Mortgage servicing income, net	$6,636	$6,669	$6,557	$6,429	$6,571	$26,291	$25,476
Change in fair value-MSR from runoff	(2,981)	(3,462)	(3,806)	(3,785)	(4,745)	(14,034)	(20,160)
Gain on sales of loans, net	3,328	4,597	6,030	6,223	9,005	20,178	55,976
Mortgage banking income before hedge ineffectiveness	6,983	7,804	8,781	8,867	10,831	32,435	61,292
Change in fair value-MSR from market changes	(3,348)	10,770	8,739	22,020	2,221	38,181	13,258
Change in fair value of derivatives	(227)	(11,698)	(9,371)	(21,014)	(1,443)	(42,310)	(10,800)
Net positive (negative) hedge ineffectiveness	(3,575)	(928)	(632)	1,006	778	(4,129)	2,458
Mortgage banking, net	$3,408	$6,876	$8,149	$9,873	$11,609	$28,306	$63,750

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Partnership amortization for tax credit purposes	$(1,869)	$(1,531)	$(1,475)	$(1,336)	$(2,455)	$(6,211)	$(8,011)
Increase in life insurance cash surrender value	1,687	1,676	1,683	1,627	1,675	6,673	6,630
Other miscellaneous income	2,493	2,273	1,699	2,915	1,759	9,380	7,932
Total other, net	$2,311	$2,418	$1,907	$3,206	$979	$9,842	$6,551

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Loan expense	$3,858	$3,858	$4,068	$4,389	$3,221	$16,173	$15,148
Amortization of intangibles	312	312	328	482	548	1,434	2,316
FDIC assessment expense	2,130	1,945	1,810	1,500	1,475	7,385	5,515
Regulatory settlement charge	—	—	—	—	—	—	5,000
Other real estate expense, net	18	497	623	35	336	1,173	3,528
Other miscellaneous expense	9,767	8,117	7,782	7,935	9,326	33,601	32,788
Total other expense	$16,085	$14,729	$14,611	$14,341	$14,906	$59,766	$64,295

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,493,291	$1,606,469	$1,608,309	$1,713,752	$1,758,123	$1,604,854	$1,770,151
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,463)
Identifiable intangible assets		(3,816)	(4,131)	(4,436)	(4,879)	(5,382)	(4,312)	(6,205)
Total average tangible equity		$1,105,238	$1,218,101	$1,219,636	$1,324,636	$1,368,504	$1,216,305	$1,379,483

PERIOD END BALANCES
Total shareholders' equity		$1,492,268	$1,508,945	$1,586,696	$1,631,382	$1,741,311
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,640)	(3,952)	(4,264)	(4,591)	(5,074)
Total tangible equity	(a)	$1,104,391	$1,120,756	$1,198,195	$1,242,554	$1,352,000

TANGIBLE ASSETS
Total assets		$18,015,478	$17,190,634	$16,951,510	$17,441,551	$17,595,636
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,640)	(3,952)	(4,264)	(4,591)	(5,074)
Total tangible assets	(b)	$17,627,601	$16,802,445	$16,563,009	$17,052,723	$17,206,325
Risk-weighted assets	(c)	$14,521,078	$13,748,819	$13,076,981	$12,691,545	$12,623,630

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss)		$(34,063)	$42,455	$34,284	$29,211	$26,222	$71,887	$147,365
Plus: Intangible amortization net of tax		234	234	246	362	411	1,076	1,738
Net income (loss) adjusted for intangible amortization		$(33,829)	$42,689	$34,530	$29,573	$26,633	$72,963	$149,103
Period end common shares outstanding	(d)	60,977,686	60,953,864	61,201,123	61,463,392	61,648,679

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		-12.14%	13.90%	11.36%	9.05%	7.72%	6.00%	10.81%
Tangible equity/tangible assets	(a)/(b)	6.27%	6.67%	7.23%	7.29%	7.86%
Tangible equity/risk-weighted assets	(a)/(c)	7.61%	8.15%	9.16%	9.79%	10.71%
Tangible book value	(a)/(d)*1,000	$18.11	$18.39	$19.58	$20.22	$21.93

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,492,268	$1,508,945	$1,586,696	$1,631,382	$1,741,311
CECL transition adjustment		19,500	19,500	19,500	19,500	26,000
AOCI-related adjustments		275,403	306,412	207,142	148,656	32,560
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,241)	(370,217)	(370,229)	(370,240)	(370,252)
Other adjustments and deductions for CET1 (2)		(3,258)	(3,506)	(3,757)	(4,015)	(4,392)
CET1 capital	(e)	1,413,672	1,461,134	1,439,352	1,425,283	1,425,227
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,473,672	$1,521,134	$1,499,352	$1,485,283	$1,485,227

Common equity tier 1 capital ratio	(e)/(c)	9.74%	10.63%	11.01%	11.23%	11.29%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2022
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Year Ended
			12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021

	Net interest income (GAAP)		$146,583	$136,105	$112,676	$99,344	$98,326	$494,708	$418,351
	Noninterest income (GAAP)		45,170	52,606	53,253	54,115	50,767	205,144	221,910
	Pre-provision revenue	(a)	$191,753	$188,711	$165,929	$153,459	$149,093	$699,852	$640,261

	Noninterest expense (GAAP)		$231,229	$126,698	$123,767	$121,519	$119,469	$603,213	$489,296
Less:	Litigation settlement expense		(100,750)	—	—	—	—	(100,750)	—
	Voluntary early retirement program		—	—	—	—	—	—	(5,700)
	Regulatory settlement charge		—	—	—	—	—	—	(5,000)
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$130,479	$126,698	$123,767	$121,519	$119,469	$502,463	$478,596

	PPNR (Non-GAAP)	(a)-(b)	$61,274	$62,013	$42,162	$31,940	$29,624	$197,389	$161,665

The following table presents adjustments to net income (loss) and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Year Ended
	12/31/2022		12/31/2021		12/31/2022		12/31/2021
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss) (GAAP)	$(34,063)	$(0.56)	$26,222	$0.42	$71,887	$1.17	$147,365	$2.34

Significant non-routine transactions (net of taxes):
Litigation settlement expense	75,563	1.24	—	—	75,563	1.23	—	—
Voluntary early retirement program	—	—	—	—	—	—	4,275	0.07
Regulatory settlement charge (not tax deductible)	—	—	—	—	—	—	5,000	0.08
Net income adjusted for significant non-routine transactions (Non-GAAP)	$41,500	$0.68	$26,222	$0.42	$147,450	$2.40	$156,640	$2.49

	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)
Return on average equity	-9.05%	10.75%	5.92%	n/a	4.48%	9.13%	8.32%	8.83%
Return on average tangible equity	-12.14%	14.49%	7.72%	n/a	6.00%	12.12%	10.81%	11.45%
Return on average assets	-0.76%	0.93%	0.60%	n/a	0.41%	0.84%	0.86%	0.92%

n/a - not applicable

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Year Ended
			12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021

Total noninterest expense (GAAP)			$231,229	$126,698	$123,767	$121,519	$119,469	$603,213	$489,296
Less:	Other real estate expense, net		(18)	(497)	(623)	(35)	(336)	(1,173)	(3,528)
Amortization of intangibles			(312)	(312)	(328)	(482)	(548)	(1,434)	(2,316)
Charitable contributions resulting in state tax credits			(375)	(375)	(375)	(375)	(391)	(1,500)	(1,446)
	Litigation settlement expense		(100,750)	—	—	—	—	(100,750)	—
Voluntary early retirement program			—	—	—	—	—	—	(5,700)
	Regulatory settlement charge		—	—	—	—	—	—	(5,000)
Adjusted noninterest expense (Non-GAAP)		(c)	$129,774	$125,514	$122,441	$120,627	$118,194	$498,356	$471,306

Net interest income (GAAP)			$146,583	$136,105	$112,676	$99,344	$98,326	$494,708	$418,351
Add:	Tax equivalent adjustment		3,451	2,975	2,916	3,003	2,906	12,345	11,704
Net interest income-FTE (Non-GAAP)		(a)	$150,034	$139,080	$115,592	$102,347	$101,232	$507,053	$430,055

Noninterest income (GAAP)			$45,170	$52,606	$53,253	$54,115	$50,767	$205,144	$221,910
Add:	Partnership amortization for tax credit purposes		1,869	1,531	1,475	1,336	2,455	6,211	8,011
Adjusted noninterest income (Non-GAAP)		(b)	$47,039	$54,137	$54,728	$55,451	$53,222	$211,355	$229,921

Adjusted revenue (Non-GAAP)		(a)+(b)	$197,073	$193,217	$170,320	$157,798	$154,454	$718,408	$659,976

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	65.85%	64.96%	71.89%	76.44%	76.52%	69.37%	71.41%